UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33309
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2024, the Board of Directors (the "Board") of Flora Growth Corp. (the "Company") appointed Mr. Brendan Cahill as an independent director and member of each of the Company's audit committee, compensation committee and nominating and corporate governance committee.

Mr. Cahill was President and Chief Executive Officer of the Excellon Resources Inc. from 2012 to 2022. Previously, he was Vice President Corporate Development and Corporate Secretary of the Pelangio group of companies (until July 2012). He is currently a Director of Group Eleven Resources Corp. and former director of KORE Mining Ltd. and Cryptostar Corp. He is a member of the Transplant Cabinet at the University Health Network and a member of the Law Society of Ontario

In connection with his appointment, the Board has determined that Mr. Cahill (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); (ii) is an "independent director" as contemplated by Nasdaq Listing Rule 5605(b)(1); and (iii) is an "audit committee financial expert," as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Cahill's initial term will expire at the Company's next annual meeting of stockholders or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Mr. Cahill nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Cahill party to any understanding or arrangement pursuant to which he was appointed as a director. Mr. Cahill does not have any family relationship with any director or executive officer of the Company.

Mr. Cahill will be compensated in accordance with the Company's standard compensation policies and practices for the Board, the components of which were disclosed in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2024.

After giving effect to Mr. Cahill's appointment, the audit committee of the Board has three independent members as required by NASDAQ Listing Rule 5605(c)(2)(A). The Company informed NASDAQ of the foregoing on May 6, 2024. As a result of the foregoing, the Company expects NASDAQ to confirm that it has regained compliance with the audit committee composition requirements of NASDAQ Listing Rule 5605(c)(2)(A).

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: May 6, 2024	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer